Exhibit 13.1

CERTIFICATION
The certification set forth below is being submitted in connection with Auris Medical Holding AG’s annual report on Form 20-F for the year ended December 31, 2017 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Thomas Meyer, the Chief Executive Officer of Auris Medical Holding AG, certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Auris Medical Holding AG.
Date: March 22, 2018

/s/ Thomas Meyer
Name: Thomas Meyer
Chief Executive Officer